UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, the Company and Jacqueline M. Lemke, Interim President and Chief Executive Officer and Chief Financial Officer and Vice President—Finance, agreed upon an addendum that is attached to and made a part of Ms. Lemke’s Employment Agreement that was effective April 9, 2012. The addendum provides that, during any period Ms. Lemke serves as Interim President and Chief Executive Officer of the Company, she will receive (a) a cash bonus of $20,000 on the first regular pay date of the Company following each of October 15, 2012 and January 5, 2013; and (b) a cash bonus equal to two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense, amortization expense and restructuring charges of the Company for that period ("EBITDAR Bonus"). The Company also granted Ms. Lemke options to purchase 50,000 Company common shares at a price of $1.32 (the closing price of the Company's common shares on October 12, 2012) pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated October 15, 2012. These options will vest in one installment on or after February 4, 2013 only upon achievement by Ms. Lemke of certain financial performance goals established by the Board of Directors of the Company. In addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies, Ms. Lemke will be entitled to a $1,400 monthly commuting allowance. The Company has also agreed to provide Ms. Lemke with term life insurance of two times her base salary. If the Board of Directors names Ms. Lemke as President and CEO, the Board intends to enter into a new employment contract with Ms. Lemke.

According to the addendum, if Ms. Lemke’s employment is terminated “without cause” (as defined in the Employment Agreement) or she resigns for "good reason" (as defined in the Employment Agreement), then the Company shall pay Ms. Lemke, in addition to the provisions in her Employment Agreement, (a) a pro-rated portion of (i) the cash bonus for the period from July 5, 2012 through the termination or resignation date and (ii) the EBITDAR bonus for the period which she was employed.

If the Board of Directors names someone other than Ms. Lemke as President and CEO and Ms. Lemke resigns “without cause” within thirty (30) days of such appointment, the Company will pay Ms. Lemke (a) six months of her annual salary; (b) all vacation accrued as of the date of resignation; (c) an amount equal to six months of her monthly COBRA premiums from the date of resignation; and (d) a pro-rated portion of (i) the EBITDAR bonus and (ii) any other bonus to which she is entitled.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Addendum to Employment Agreement between Jacqueline M. Lemke and Bioanalytical Systems Inc., effective October 15, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: October 19, 2012	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke Interim President and Chief Executive Officer and Chief Financial Officer and Vice President—Finance

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